UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 08, 2023

Liquidity Services, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-51813	52-2209244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6931 Arlington Road Suite 460
Bethesda, Maryland		20814
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 202 4676868

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LQDT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD.

On September 8, 2023, the Board of Directors (the “Board”) of Liquidity Services, Inc. (the “Company”) authorized the repurchase of up to $17 million of the Company's outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), which includes $1,754,817.60 of remaining repurchase authority previously granted by the Board on March 13, 2023, and an additional $15,245,182.40 of new repurchase authority.

The timing, price and volume of Common Stock repurchases will be based on market conditions, relevant securities laws, and other factors. Repurchases may be made in the open market, through block trades, pursuant to any trading plan that the Company may adopt in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, or in privately negotiated transactions. The repurchase authority granted by the Board will expire on December 31, 2025, provided that the Board may terminate or amend the authorization at any time prior to such expiration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: September 8, 2023	By:	/s/ Mark A. Shaffer
	Name:	Mark A. Shaffer
	Title:	Chief Legal Officer and Corporate Secretary